UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement         [   ]   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                            MATRIX SERVICE COMPANY
                (Name of Registrant as Specified in its Charter)

                           --------------------------
   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

              -------------------------------

         (2)  Aggregate number of securities to which transaction applies:

              --------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              --------------------------------

         (4)  Proposed maximum aggregate value of transaction:

               ---------------------------------

         (5)  Total fee paid:

                ---------------------------------


[   ]    Fee paid previously with preliminary materials.
[   ]    Check  box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:________________
         (2)      Form, Schedule or Registration Statement No.:_________________
         (3)      Filing Party:________________
         (4)      Date Filed:_________________

                             MATRIX SERVICE COMPANY
                              10701 East Ute Street
                              Tulsa, Oklahoma 74116

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of the Stockholders of Matrix Service Company, a Delaware corporation (the "Company"), will be held at Bank One, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma, on the 18th day of October, 2000, at 10:00 a.m., Central Standard time, for the following purposes:


               1. To elect six directors to serve until the annual stockholders' meeting in 2001 or until their successors have been elected and qualified;

               2. To amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock, par value $.01 per share from 15 million shares to 30 million shares;

               3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2001; and

               4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 5, 2000, as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record on the Record Date are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                              By Order of the Board of Directors




                                              Michael J. Hall
                                              Secretary

         September 15, 2000
         Tulsa, Oklahoma


================================================================================
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING AND WISH TO DO SO YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.
================================================================================

                             MATRIX SERVICE COMPANY
                              10701 East Ute Street
                              Tulsa, Oklahoma 74116

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Matrix Service Company (the "Company") for use at the Annual Meeting of Stockholders to be held on October 18, 2000, and at any adjournments thereof. The Annual Meeting will be held at 10:00 a.m., Central Standard time, at Bank One, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this proxy statement. In addition, the proxy confers authority in the persons named in the proxy to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any other such matters. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice or by execution of a subsequent proxy sent to Michael J. Hall, Secretary, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person.

     The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is September 15, 2000.


                                VOTING SECURITIES

     At the close of business on the Record Date there were 8,618,766 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), outstanding. Each outstanding share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 5, 2000, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of its outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares listed.

 Identity of Beneficial Owner                                Number of Shares         Percent of Class
----------------------------                                 ----------------         ----------------
David L. Babson & Company Incorporated (1)                         998,100                  11.58
One Memorial Drive
Cambridge, MA 02142-1300

Century Management (2)                                             768,090                   8.91
1301 Capitol of Texas Highway, Suite B228
Austin, TX 78746

Dimensional Fund Advisors, Inc. (3)                                643,800                   7.47
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Heartland Advisors, Inc.  (4)                                      600,000                   6.96
790 North Milwaukee Street
Milwaukee, WI 53202

Hugh E. Bradley (5)                                                 37,500                     *

Michael J. Hall (5)                                                 87,667                     *

Robert A. Peterson (5)                                              22,500                     *

Bradley S. Vetal (5)                                                87,961                     *

John S. Zink (5)                                                    67,500                     *

Vance R. Davis (5)                                                  14,400                     *

John S. Newmeister  (5)                                             13,500                     *

Glen W. Rogers (5)  (6)                                             27,045                     *

All directors and executive officers as a group                    395,223                   4.44
(12 persons) (5)

* Indicates ownership of less than one percent of the outstanding shares of common stock.

(1) According to Schedule 13G dated February 7, 2000.

(2) According to Schedule 13G dated February 14, 2000. Includes shares held in managed portfolio accounts as to which beneficial ownership is disclaimed.

(3) According to Schedule 13G dated February 3, 2000. Includes shares held in managed portfolio accounts as to which beneficial ownership is disclaimed.

(4) According to Schedule 13G dated January 26, 2000.

(5) Includes the following shares of common stock that are issuable upon the exercise of stock options that are exercisable within 60 days after September 5, 2000: Mr. Bradley - 37,500 shares; Mr. Hall - 52,667 shares; Mr. Peterson - 12,500 shares; Mr. Vetal - 61,143 shares; Mr. Zink - 37,500 shares; Mr. Davis - 13,600 shares; Mr. Newmeister - 12,400 shares; Mr. Rogers - 22,000 shares; 12 Directors and Executive Officers as a group - 275,710 shares.

(6) Mr. Rogers is deemed to beneficially own 360 shares held by his spouse.


                    PROPOSAL NUMBER 1: Election of Directors

     The Board of Directors has nominated and urges you to vote "For" the election of the six nominees identified below who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies solicited hereby will be voted "For" all six nominees unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a plurality of the Common Stock present in person or by proxy at the meeting is required for election of the nominees.

     If, at the time of the 2000 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

     The nominees for director, and certain additional information with respect to each of them, are as follows:

     Hugh E. Bradley, age 71, was elected as a Director of the Company effective on April 20, 1993. Mr. Bradley retired in October 1993. Previously he had served as the Division Manager for Texaco Trading & Transportation, Inc., Mid-Continent Region from 1988 to 1993. Mr. Bradley is a graduate Petroleum Engineer from the Colorado School of Mines.

     Michael J. Hall, age 56, has served as Vice President Finance and Chief Financial Officer of the Company since November 1998. Prior to working for Matrix, Mr. Hall was Vice President and Chief Financial Officer for Pexco Holdings, Inc. from 1994 to 1997 and Vice President Finance and Chief Financial Officer for Worldwide Sports & Recreation, Inc., an affiliated company, from 1996 to 1997. From 1984 to 1994, Mr. Hall worked for T.D. Williamson, Inc., as Senior Vice President, Chief Financial and Administrative Officer, and Director of Operations, Europe, Africa and Middle East Region. Mr. Hall graduated Summa

Cum Laude from Boston College with a degree in Accounting and earned his MBA with honors from Stanford Graduate School of Business.

     Paul K. Lackey, age 57, is President of The University of Oklahoma - Tulsa and Senior Vice President of the OU system. Prior to joining OU in August 1999, Mr. Lackey was a key member of Governor Frank Keating's administration. He was the Governor's Chief of Staff from February 1997 to July 1999. From 1995 to 1997, he served as the Oklahoma Cabinet Secretary of Health and Human Services. Before his service in state government, Mr. Lackey was President of Flint Industries, an oil and gas services and commercial construction firm. He was appointed Chief Financial Officer for Flint in 1977, later became Chief Operating Officer and, ultimately, President. He is a past Chairman of the Metropolitan Tulsa Chamber of Commerce. A graduate of the University of Mississippi with a B.S. in Mathematics, Mr. Lackey earned his Master's Degree in Business Administration from the University of Texas. He served in the U.S. Army as an artillery officer.

     Robert A. Peterson, age 48, has served as Director of the Company since October 1998. Mr. Peterson has served as Chief Executive Officer of Melton Truck Lines, Inc. since July 1991 when he acquired the company. Prior to that, he served as President of GlasTran, Inc., a company he founded in July 1989. Mr. Peterson holds a Bachelor of Arts Degree in Economics and a Masters of Business Administration from the University of Southern California. He is a Certified Public Accountant. Mr. Peterson is on the Board of Directors of the Metropolitan Tulsa Chamber of Commerce, an active supporter of the Boy Scouts of America, the United Way, and various other professional organizations.

     Bradley S. Vetal, age 44, has served as President, Chief Executive Officer and Director of the Company since March 1999. Mr. Vetal has been with the Company since January 1987 and has served as President of Matrix Service, Inc. since June 1, 1992. From June 1996 to March 1999 Mr. Vetal was Vice President-Tank Division of Matrix Service Company and responsible for all AST operations. From June 1991 through May 1992, Mr. Vetal served as Vice President of Eastern Operations of Matrix Service Mid-Continent, Inc. Mr. Vetal graduated Cum Laude from the University of Michigan with a degree in Mechanical Engineering.

     John S. Zink, age 71, was elected as a director of the Company effective on April 20, 1993. He is Founder and past President of Zeeco, Inc., Chairman of the John Zink Foundation and past President and Chairman of the John Zink Company. Mr. Zink graduated from Oklahoma State University with a degree in Mechanical Engineering. Mr. Zink belongs to the Mechanical Engineering Scholastic Fraternity, Pi Tau Sigma, and has been inducted into the O.S.U. Engineering Hall of Fame. He is a registered Professional Engineer. Mr. Zink is also a director of Unit Corporation, a drilling and energy company.

     The Board of Directors recommends that the stockholders vote "For" the election of each of the above named nominees.

The Board of Directors and its Committees

     The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The Board has fixed its size at six members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. Vacancies may be filled by recommendations from the Corporate Governance Committee and a majority vote by the remaining directors. The Company's Board of Directors met 4 times during fiscal year 2000. During fiscal year 2000, each member of the Board of Directors attended 100% of the meetings of the Board of Directors and the committees of which he was a member, with the exception of Mr. Zink who attended 80% of the meetings of the Board of Directors and the committees of which he was a member.

      The Board has three standing committees:

                                                                    Corporate
                      Audit               Compensation             Governance
                   -------------       -------------------       ---------------

      Members:       Bradley               Bradley                  Bradley
                     Peterson              Peterson                 Vetal
                     Zink                  Zink                     Zink

     The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee held 6 meetings during fiscal 2000.

     The Compensation Committee's functions include reviewing executive salary and bonus structure and approving salary and bonus awards to key executives, and administering the Company's stock option plans and making grants thereunder. The Compensation Committee held 6 meetings during fiscal 2000 and took certain actions by unanimous written consent in lieu of meetings.

     The Corporate Governance Committee was established to make nominations and recommendations to the Board of Directors for individuals to be presented to the stockholders for election to the Board of Directors. The Corporate Governance Committee held no meetings during fiscal 2000.

     Holders of Common Stock wishing to recommend a person for consideration as nominee for election to the Board can do so in accordance with the Company's Bylaws by giving timely written notice to the Secretary of the Company at 10701 East Ute Street, Tulsa, Oklahoma 74116, giving each such nominee's name, address, appropriate biographical information, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person), and any other information that would be required in a proxy statement. Any such recommendation should be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. A notice must be delivered to the Secretary not later than 80 days prior to the date of any annual or special meeting; provided, however, that in the event that the date of such annual or special meeting was not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders. Such notice to the Secretary must set forth the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Director Compensation

     Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending the Board of Directors and committee meetings. In addition, each of the Directors who are not employees of the Company receive $7,000 plus $1,000 for each meeting they attend in person and $500 for each teleconference Board of Directors meeting attended and $500 for each committee meeting attended either in person or by telephone. In addition, each outside Director is annually granted options to purchase 5,000 shares of the Company's Common Stock under the Matrix Service Company 1995 Nonemployee Directors' Stock Option Plan.

Executive Officers of the Company

     George L. Austin, age 34, has served as Vice President of Financial Planning & Reporting since April 1999. Mr. Austin previously served as Vice President of Finance for Flint Energy Construction Company from February 1994 to March 1999. Mr. Austin was an Audit Manager with Ernst & Young LLP. Mr. Austin has a Bachelor of Science Degree from Oklahoma State University. Mr. Austin is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the Financial Executives Institute.

     Rick W. Cherf, age 43, has served as Vice President of Construction Services since March 1999. Mr. Cherf is responsible for the overall performance of the Construction Services group and is part of the executive management team of the Company. During his eight year tenure at Colt Construction Company he has served as Project Manager to Vice President. He has been involved with major capital projects and plant maintenance turnarounds internationally. His past employers include Dillingham Corporation, Enserch Corporation and Ebasco. Mr. Cherf has a Bachelor of Science Degree in Construction Technology and a Bachelor of Arts Degree in Business Administration, Labor Relations from the University of Washington. Mr. Cherf serves as a board member of the ABC Industrial Contractor's Council.

     Vance R. Davis, age 40, has served as Vice President of Tank Maintenance and Repair - Union Operations for the Company since June 1997. Mr. Davis served as Regional Manager from June 1994 to June 1997. Mr. Davis has served as a Project Manager and Operations Manager for the Houston Region from April 1988 to June 1994. Prior to joining the Company, Mr. Davis worked in various capacities for Pasadena Erectors, Advance Tank & Construction Company, Kamyr Installations, Graver Tank & Manufacturing and Tank Service, Inc.

     John S. Newmeister, age, 52, has served as Vice President of Marketing for the Company since May 2000 and previously as Vice President of Tank Construction. Prior to working for the Company, Mr. Newmeister worked for Pitt-Des Moines, Inc. for 24 years holding numerous positions, including President of Hydrostorage, Inc. Mr. Newmeister holds a Bachelor of Science Degree in Civil Engineering from University of Iowa.

     Bradley J. Rinehart, age 36, has served as Vice President of Tank Maintenance & Repair -Non-Union Operations for the Company since May 1997; Regional Manager - Michigan Region from April 1991 to April 1997; Operations Manager - Michigan Region from January 1990 to March 1991; Project Manager - Michigan Region from January 1988 to December 1989. Mr. Rinehart holds a
Bachelor of Science Degree in Construction Science from the University of Oklahoma.

     Glen W. Rogers, age 50, has served as Vice President of Products, Technical & Support Services for the Company since June 1997. Mr. Rogers served as Vice President of Operations for the Company from October 1993 to May 1997. From March 1992 to October 1993, Mr. Rogers served as Vice President of Construction managing a $23 million dollar grass roots terminal project in Cushing, Oklahoma for Matrix Service, Inc. Previous to working for the Company, Mr. Rogers was an Engineering Manager for Williams Pipeline Company from October 1984 to March 1992. Mr. Rogers worked for Edeco, Inc. from March 1979 to October 1984 serving as Senior Project Engineer. Mr. Rogers holds a Bachelor of Science Degree in Civil Engineering from Kansas State University. Mr. Rogers is a member of the American Society of Civil Engineering and the National Society of Professional Engineers.

     James P. Ryan, age 45, has served as Vice President of the Plant Services Division since October 1999. Mr. Ryan is responsible for West Coast AST Operations, Turnarounds and Plant Maintenance operations. Mr. Ryan has 21 years of construction related experience in the area of heavy industrial construction. Mr. Ryan was a 1979 graduate from Purdue University in Civil Engineering. Previous employers include MW Kellogg, Kiewit Industrial Co. and Hoffman Construction Company. Prior to employment with Matrix, Mr. Ryan provided independent consulting services to the Power industry.

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Officers"):


                                               SUMMARY COMPENSATION TABLE

                                      Annual Compensation                    Long-Term Compensation
                           -------------------------------------------------------------------------------
                                                                               Awards            Payouts
                                                                       ------------------------------------
                                                            Other                               Long-Term
                                                           Annual      Restricted  Securities   Incentive    All other
Name and                   Fiscal                       Compensation   Stock       Underlying     Payout    Compensation
Principal Position         Year   Salary ($)  Bonus ($)    ($) (1)     Award(s)   Options/SARs     ($)          ($)
------------------------------------------------------------------------------------------------------------------------
Bradley S. Vetal (2)       2000     215,402     91,664                                       -
Chairman of Board,         1999     181,651     89,000       N/A          N/A          185,000     N/A          N/A
President and              1998     169,610          -                                  10,000
Chief Executive Officer

Michael J. Hall            2000     165,400     49,915                                       -
Vice President Finance     1999     113,835     19,375       N/A          N/A          100,000     N/A          N/A
and                        1998           -          -                                       -
Chief Financial Officer

John S. Newmeister         2000     135,371     21,600                                       -
Vice President Marketing   1999     129,599     10,000       N/A          N/A            4,000     N/A          N/A
                           1998     123,360          -                                   4,000

Glen W. Rogers             2000     127,731     22,700                                       -
Vice President Technical   1999     122,651     47,096       N/A          N/A           10,000     N/A          N/A
Support & Product          1998     117,513          -                                       -
Services

Vance R. Davis             2000     119,970     26,900                                       -
Vice President Tank        1999     107,965     43,298       N/A          N/A           10,000     N/A          N/A
Maintenance & Repair -     1998     105,110          -                                  10,000
Union


               (1) During each of the three years ended May 31, 1998, 1999 and 2000, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table, or $50,000, if lower. Accordingly, no such amounts are included in the Summary Compensation Table.

               (2) The bonus paid to Mr. Vetal in fiscal year 1999 was the result of his performance as Vice President-Tank Division. No bonus was awarded to Mr. Vetal for his role as President and Chief Executive Officer, a position he assumed in March 1999.

Stock Option Grants During Fiscal 2000

     During the fiscal year ended May 31, 2000, no options to purchase Common Stock were granted.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Officers identified in the Summary Compensation Table concerning the exercise of stock options and the value of unexercised options held as of the end of fiscal year 2000.

                             AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDING MAY 31, 2000
                                           AND OPTION VALUES AT MAY 31, 2000
                                                         Number of Shares                  Value of Unexercised
                                                      Underlying Unexercised            In-the-Money Stock Options
                                                   Options at May 31, 2000 (#)            at May 31, 2000 (1) ($)
                                                   --------------------------------------------------------------------
                        Shares         Value
                     Acquired On      Realized
       Name          Exercise (#)       ($)        Exercisable    Unexercisable     Exercisable      Unexercisable
-----------------------------------------------------------------------------------------------------------------------

Bradley S. Vetal        5,715          22,152          54,143           150,857         27,070  (2)        108,280  (2)
Michael J. Hall           -              -             29,334            70,666         10,898  (3)         31,923  (3)
John S. Newmeister        -              -             11,600             3,200         11,000  (4)            800  (4)
Glen W. Rogers            -              -             20,000             8,000            500  (5)          2,000  (5)
Vance R. Davis            -              -             11,600             8,000          4,100  (6)          2,000  (6)

               (1) Value was calculated by subtracting the applicable exercise price from the fair market value of the Company's Common Stock on May 31, 2000, which was $4.63 (last trading day of fiscal year) based on the average of the high and low sales price of the Common Stock on May 31, 2000 on the Nasdaq National Market, multiplied by the number of shares underlying the unexercised options.

               (2) Mr. Vetal holds options to purchase 30,000 shares at an exercise price of $3.78, 7,000 shares at an exercise price of $4.38 and 17,143 shares at an exercise price of $5.63 that were exercisable in fiscal 2000. Mr. Vetal also holds options to purchase 120,000 shares at an exercise price of $3.78, 28,000 shares at an exercise price of $4.38, and 2,857 shares at an exercise price of $5.63 at May 31, 2000.

               (3) Mr. Hall holds options to purchase 6,000 shares at an exercise price of $3.78 and 23,334 shares at an exercise price of $4.38 that were exercisable in fiscal 2000. Mr. Hall also holds options to purchase 24,000 shares at an exercise price of $3.78 and 46,666 shares at an exercise price of $4.38 at May 31, 2000.

               (4) Mr. Newmeister holds options to purchase 10,800 shares at an exercise price of $3.63 and 800 shares at an exercise price of $4.38 that were exercisable in fiscal 2000. Mr. Newmeister also holds options to purchase 3,200 shares at an exercise price of $4.38 at May 31, 2000.

               (5) Mr. Rogers holds options to purchase 2,000 shares at an exercise price of $4.38 and 18,000 shares at an exercise price of $5.63 that were exercisable in fiscal 2000. Mr. Rogers also holds options to purchase 8,000 shares at an exercise price of $4.38 at May 31, 2000.

               (6) Mr. Davis holds options to purchase 3,600 shares at an exercise price of $3.63, 2,000 shares at an exercise price of $4.38 and 6,000 shares at an exercise price of $5.63 that were exercisable in fiscal 2000. Mr. Davis also holds options to purchase 8,000 shares at an exercise price of $4.38 at May 31, 2000.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee ("Committee") of the Board of Directors of the Company currently consists of Hugh E. Bradley, Robert A. Peterson, and John S. Zink, all of whom are independent directors who are not employees and who qualify as non-employee directors for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Committee is responsible for evaluating the performance of the Chief Executive Officer and the Chief Financial Officer ("Named Executive Officers"), determining the compensation of the Named Executive Officers and administering the Company's stock option plan under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for the fiscal year ending May 31, 2000.

     The annual compensation package of the Named Executive Officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash and tied to the individual's and the Company's performance against pre-established financial measures and (iii) long-term stock-based incentive awards which strengthen the relationship between the interests of the Named Executive Officers and the interests of the Company's stockholders.

     In determining  the level and  composition of  compensation  for each Named
Executive Officer, the Committee takes into account various qualitative and quantitative indicators of each officer's performance. The Committee's objectives in determining compensation are to allow the Company to attract, motivate and retain the executive personnel necessary for the Company's success and to provide an executive compensation program comparable to that offered by the companies with which the Company competes for such management personnel. Although no specific target has been established, the Committee generally seeks to set salaries at or below the average of a range in comparison to peer group companies based upon experience of the Named Executive Officers. In setting salaries, the Compensation Committee considers its peer group to be certain companies with market capitalizations similar to that of the Company. This peer group does not necessarily include the companies comprising the Standard and Poor's Engineering and Construction Index reflected in the performance graph in this Proxy Statement, which is the industry categorization the Company has been placed in by its market makers. In evaluating the performance of the Named Executive Officers, the Committee takes into consideration such factors as total operating income (TOI) based on a fiscal budget plan which is reviewed by the Committee and economic value added (EVA) which takes into consideration how total assets and long-term debt are managed by the Named Executive Officers.

     Base compensation is established through negotiation between the Company and the Named Executive Officer at the time the executive is hired, or named to the executive position, and then subsequently (in general annually) when such officer's base compensation is subject to review or reconsideration. Base salaries after the initial year will be determined by the Compensation Committee after review of the officer's performance. In establishing or reviewing base compensation levels for each Named Executive Officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of other companies at a comparable stage of development to compete with the Company for business and executive talents. No predetermined weights are given to any such factors. The salaries for each of the Named Executive Officers in fiscal year 2000 were set taking into account these factors in accordance with the Company's general compensation policy discussed above.

     In addition to each Named Executive Officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's Stock Option Plan to Named Executive Officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals include revenue and earnings targets of the Company, as discussed above.

     The Chief Executive Officer's compensation is the responsibility of the Compensation Committee. Based upon the Compensation Committee's assessment of Mr. Vetal's ability to effectively lead the Company into the future as determined by his past performance and experience with the Company's business and markets, the Compensation Committee determined that Mr. Vetal's compensation package would consist of the following: (i) annual base salary of $215,402 and
(ii) annual bonus target of 70% of annual salary based upon the Company achieving specific TOI and EVA targets as discussed above. For the past year, the Chief Executive Officer's bonus resulted in a 42% of salary bonus with an achieved TOI of 93% of plan and an achieved EVA of 97% of plan.

     The Chief Financial Officer's compensation is the responsibility of the Compensation Committee. Based upon the Compensation Committee's assessment of Mr. Hall's ability to effectively lead the Company into the future as determined by his past performance and experience with the Company's business and markets, the Compensation Committee determined that Mr. Hall's compensation package would consist of the following: (i) annual base salary of $165,400 and (ii) annual bonus target of 50% of annual salary based upon the Company achieving specific TOI and EVA targets as discussed above. For the past year, the Chief Financial Officer's bonus resulted in a 30% of salary bonus with an achieved TOI of 93% of plan and an achieved EVA of 97% of plan.

     Equity incentives are not limited to executive officers. Grants of stock options are made to management and staff of the Company in amounts determined by the Compensation Committee. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving management and staff a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to these employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

     All salaried employees of the Company, including the Named Executive Officers, are eligible to receive long-term stock based incentive awards under the Company's Stock Option Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutual interests of the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Stock Option Plan enhances the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted includes the employee's position in the Company, his or her performance and responsibilities, the number of options, if any, currently held, and the vesting schedule of any such options. The Committee has adopted an established schedule for the issuance of options, with designated option grants for specific salary grades over a 3-year period.

     On January 3, 2000, the Compensation Committee approved severance agreements for both Mr. Vetal and Mr. Hall that would be triggered if a "change in control" in the ownership of the Company resulted in any "adverse personal action" against Mr. Vetal or Mr. Hall. Copies of these agreements are exhibits to the Company's annual report on Form 10-K.

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the

Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                      Members of the Compensation Committee

                                 Hugh E. Bradley
                                 Robert A. Peterson
                                 John S. Zink

Report of the Audit Committee of the Board of Directors

               The Audit Committee has:

               o Reviewed and discussed the audited financial statements with management

               o Discussed with the independent auditors the matters required to be discussed by SAS 61.

               o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

               o Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     The Board of Directors has determined that the members of the Audit Committee are independent. The Audit Committee has adopted a written charter. The charter is included as Exhibit A to this proxy statement.

                         Members of the Audit Committee:

                                 Hugh E. Bradley
                                 Robert A. Peterson
                                 John S. Zink

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filling under the Securities Act of 1944, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such acts.

Certain Transactions

     Mr. Robert Peterson, a director, is the Chief Executive Officer of Melton Truck Lines, Inc., a transportation company that has provided trucking services to Matrix Service Company. During fiscal year 2000, Melton Truck Lines, Inc. billed Matrix Service Company $314,152 and Matrix Service Company is current on its open account obligations, which are the same terms as all other Melton Truck Lines' customers.

Compliance with Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of the Common Stock with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons, the Section 16(a) filing requirements were satisfied by the Company's directors, officers and ten percent stockholders.


             PROPOSAL NUMBER 2: To Increase Authorized Common Stock

     The Board of Directors of the Company has unanimously adopted resolutions approving, declaring advisable and recommending adoption by the stockholders of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's Common Stock from 15,000,000 shares to 30,000,000 shares.

     As of September 5, 2000, the Company had 9,642,638 shares of Common Stock issued. Also on the date, the Company had 1,139,322 shares of Common Stock subject to outstanding options under the Company's Stock Option Plans. Accordingly, the Company has issued or reserved for issuance more than 71.8% of the authorized Common Stock, and, thus, a limited number of shares would be available to the Company for use in connection with any future corporate needs.

     The lack of authorized Common Stock available for issuance would limit the Company's ability to effectuate future stock splits or dividends. The Company would also be unnecessarily restricted in its ability to pursue opportunities for future acquisitions, mergers, financings and other corporate transactions. The Board of Directors believes that the increase in the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without the added delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.

     This proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the stockholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

     The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the current outstanding shares of Common Stock of the Company. Adoption of the proposed amendment to the Certificate of Incorporation would not affect the rights of the holders of current outstanding shares of Common Stock.

     Under applicable Delaware law, the affirmative vote of the holders of a majority of the Common Stock outstanding on the record date is required to adopt the proposed amendment to the Certificate of Incorporation. As a result, abstentions and broker non-votes are effectively equivalent to votes against this proposal. Unless otherwise instructed, properly executed Proxies that are timely received and not subsequently revoked, but not marked, will be voted in favor of the proposed amendment to the Certificate of Incorporation. If the proposal is approved, the Company intends to file an amendment to the Certificate of Incorporation shortly after the meeting. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware. The Board of Directors would then be free to issue the newly authorized shares of Common Stock without further action on the part of the stockholders, subject to transactions requiring stockholder approval pursuant to the Company's Certificate of Incorporation or Delaware law.

     Attached as Exhibit B to this Proxy Statement is the text of the proposed amendment to the Company's Certificate of Incorporation.

The Board of Directors recommends a vote "For" the proposal to increase the authorized Class A Common Stock.


                    PROPOSAL NUMBER 3: Selection of Auditors

     The Board of Directors has reappointed the firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending May 31, 2001, subject to ratification by the Company's stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting. Ernst & Young LLP has served as auditors for the Company since 1984.

     The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the independent accountants for fiscal 2001.

The Board of Directors recommends a vote "For" ratification of Ernst & Young's appointment.

                            Proposals of Stockholders

     A proposal of a stockholder intended to be presented at the next annual meeting of stockholders must be received at the Company's principal executive offices no later than May 31, 2001, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting.

                                PERFORMANCE GRAPH

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                          AMONG MATRIX SERVICE COMPANY,
                           THE NASDAQ COMPOSITE INDEX
                 AND THE S & P ENGINEEERING & CONSTRUCTION INDEX


    -----------------------------------------------------------------------------------------------------------
    Cumulative Total Return
                                    5/31/1995    5/31/1996    5/30/1997    5/29/1998    5/31/1999    5/31/2000
    -----------------------------------------------------------------------------------------------------------
    Matrix Service                    $100         $143         $206         $185          $96         $111
    -----------------------------------------------------------------------------------------------------------
    S&P Engineering & Construction    $100         $131         $119         $115          $83          $82
    -----------------------------------------------------------------------------------------------------------
    Nasdaq Composite                  $100         $145         $164         $208         $292         $402
    -----------------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

*$100 invested on May 31, 1995 in the Company's Common Stock. Includes reinvesting of dividends, where applicable. The Company's fiscal year ends May 31.

     The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

                              Financial Information

     A copy of the Company's Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Michael J. Hall, Vice President Finance, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116.

                                  Other Matters

     The cost of solicitation of these proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telecopy, telephone, and personal interview.

                                              By Order of the Board of Directors




                                              Michael J. Hall

September 15, 2000
Tulsa, Oklahoma

                                    Exhibit A
                                    ---------

                             AUDIT COMMITTEE CHARTER

Organization
This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee and at least one member shall have accounting or related financial management expertise as defined under NASD regulations.

Statement of Policy
The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

Responsibilities and Processes
The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     o  The  committee  shall  discuss  with  the  internal   auditors  and  the
independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                    Exhibit B
                                    ---------

     The first sentence of Article Fourth of the Restated Certificate of Incorporation of Matrix Service Company shall be amended to read in its entirety as follows:
               "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 35 million, consisting of 5 million shares of Preferred Stock, par value $.01 per share (hereinafter called "Preferred Stock"), and 30 million shares of Common Stock, par value of $.01 per share (hereinafter called "Common Stock")."

PROXY                                                                      PROXY
                             MATRIX SERVICE COMPANY

                                 CUSIP 57685310

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints BRADLEY S. VETAL, MICHAEL J. HALL, and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Matrix Service Company (herein the "Company") to be held at Bank One, First National Tower, The Board Room, 41st Floor, 15 East Fifth Street, Tulsa, Oklahoma, on the 18th day of October, 2000 at 10:00 a.m., Central Standard Time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as specified herein, the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
================================================================================
                                   ENVELOPE.
                                   ========

Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, & 3. All prior proxies are hereby revoked.

PROPOSAL 1:                             ELECTION OF DIRECTORS            (INSTRUCTION:  To  withhold  authority  to vote for any
FOR all nominees (except as marked      WITHHOLD AUTHORITY               individual nominee, strike a line through the nominee's
to the contrary)                        to vote for all nominees         name in the list below.)
                                        listed to the right
                [ ]                                    [ ]               Hugh E. Bradley, Michael J. Hall, Paul K. Lackey, Robert A.
                                                                         Peterson, Bradley S. Vetal, John S. Zink

PROPOSAL 2:  TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO      If authority to vote FOR any nominee is not withheld, this
INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK, PAR VALUE $.01 PER       proxy will be voted for such nominee.
SHARE FROM 15 MILLION SHARES TO 30 MILLION SHARES



        FOR                AGAINST                  ABSTAIN
        [ ]                  [ ]                      [ ]

PROPOSAL 3:  TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR 2001
                                                                         (Please sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee, guardian,
                                                                         etc., give full title as such. For joint accounts, each
        FOR                AGAINST                  ABSTAIN              joint owner should sign.)
        [ ]                  [ ]                      [ ]
                                                                         This proxy will also be voted in accordance with the
                                                                         discretion of the proxies or proxy on any other business.
                                                                         Receipt is hereby acknowledged of the Notice of Annual
                                                                         Meeting and Proxy Statement of the Company dated
                                                                         September 15, 2000.
* NOTE * SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING OR ANY ADJOURNMENT THEREOF
                                                                         -----------------------------------------------------------
                                                                                               (Signature)


                                                                         -----------------------------------------------------------
                                                                                         (Signature if held jointly)


                                                                         -----------------------------------------------------------
                                                                                                 (Date)
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